SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ________________

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      December 12, 2002
                                                   -----------------------------


                            HERSHEY FOODS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                         1-183                      23-0691590
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
           of incorporation)          File Number)           Identification No.)


       100 Crystal A Drive, Hershey, Pennsylvania                  17033
--------------------------------------------------------------------------------
          (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:       (717) 534-6799
                                                    ----------------------------








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                             Exhibit Index - Page 3


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                      INFORMATION TO BE INCLUDED IN REPORT


Item 9.  Regulation FD Disclosure
-------  ------------------------

On December 12, 2002, Hershey Foods Corporation (the "Corporation") announced that its Board of Directors has approved an authorization to acquire, from time to time in open market or through privately negotiated transactions, up to $500 million of its Common Stock; that the authorization is expected to be completed within approximately 12 months, subject to trading liquidity; that the authorization will be funded through free cash flow and commercial paper; and that shares of Common Stock acquired by the Company pursuant to the authorization will be held as Treasury shares.

The Corporation also announced that it has contributed $150 million from free cash flow to its domestic pension plans in order to improve the funded status of the plans in view of the weak stock market performance this year.

A copy of the Company's press release announcing these actions is furnished herewith as Exhibit 99.





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2002


                             HERSHEY FOODS CORPORATION



                             By   /s/ Frank Cerminara
                                  ----------------------------------------------
                                  Frank Cerminara
                                  Senior Vice President, Chief Financial Officer



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                                  Exhibit Index


Exhibit No.         Description
-----------        --------------

       99           Hershey Foods Corporation Press Release dated
                    December 12, 2002















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